Exhibit 5.1

John T. McKenna +1 650 843 5059 jmckenna@cooley.com

July 11, 2019

Sunesis Pharmaceuticals, Inc.

395 Oyster Point Boulevard, Suite 400

South San Francisco, CA 94080

Ladies and Gentlemen:

We have acted as counsel to Sunesis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and you have requested our opinion with respect to certain matters in connection with the offering by the Company of (i) up to 38,333,717 shares (the “Common Shares”) of the Company’s Common Stock, $0.0001 par value per share (“Common Stock”), including up to 5,000,050 Common Shares that may be sold pursuant to the exercise of an option to purchase additional Common Shares contained in that certain Common Stock Underwriting Agreement (the “Common Agreement”), dated July 10, 2019, between the Company and Wells Fargo Securities, LLC, as representative of the underwriters named in Schedule A thereto, and pursuant to Registration Statement No. 333-218607 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement, dated July 10, 2019, relating to the Common Shares filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (together with the Base Prospectus, the “Common Prospectus”), and (ii) up to 8,333 shares (the “Preferred Shares”, and together with the Common Shares, the “Shares”) of the Company’s Series F Convertible Preferred Stock, $0.0001 par value per share, which Preferred Shares will be convertible into up to 8,333,000 shares of Common Stock (the “Conversion Shares”), contained in that certain Preferred Stock Underwriting Agreement (together with the Common Agreement, the “Agreements”), dated July 10, 2019, between the Company and Wells Fargo Securities, LLC, as representative of the underwriters named in Schedule A thereto, and pursuant to the Registration Statement, the Base Prospectus, and the prospectus supplement, dated July 10, 2019, relating to the Preferred Shares filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (together with the Base Prospectus and the Common Prospectus, the “Prospectuses”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectuses, the Company’s Amended Restated Certificate of Incorporation (as amended) and Amended and Restated Bylaws, the Agreements and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

COOLEY LLP 3175 HANOVER STREET PALO ALTO, CA 94304-1130

T: (650) 843-5000 F: (650) 849-7400 COOLEY.COM

Sunesis Pharmaceuticals, Inc.

July 11, 2019

Page Two

With regard to our opinion below with respect to Common Stock of the Company to be issued after the date hereof, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities of the Company and/or adjustments to outstanding securities of the Company cause the Preferred Shares to be convertible into more shares of Common Stock than the number that then remain authorized but unissued.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when sold in accordance with the Agreements, the Registration Statement and the Prospectuses, will be validly issued, fully paid and nonassessable and (ii) the Conversion Shares, when issued upon the conversion of the Preferred Shares in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectuses included in the Registration Statement and to the filing of this opinion as an exhibit to a current report of the Company on Form 8-K.

[Signature page to follow]

COOLEY LLP 3175 HANOVER STREET PALO ALTO, CA 94304-1130

T: (650) 843-5000 F: (650) 849-7400 COOLEY.COM

Sunesis Pharmaceuticals, Inc.

July 11, 2019

Page Three

Very truly yours,

Cooley LLP

By:	/s/ John T. McKenna
John T. McKenna

COOLEY LLP 3175 HANOVER STREET PALO ALTO, CA 94304-1130

T: (650) 843-5000 F: (650) 849-7400 COOLEY.COM